UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  November 8, 2022
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(301) 869-9683
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On November 10, 2022, OpGen, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, the Board of Directors of the Company (the “Board”) elected Yvonne Schlaeppi as a member of its Board of Directors. The Board also confirmed that Ms. Schlaeppi is an independent director under applicable standards, including Nasdaq corporate governance standards. Her term as a director began on November 8, 2022.

Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she cofounded. From 2016 through its going private in 2019, Ms. Schlaeppi served on the board of directors of Stallergenes Greer plc, a pharmaceutical company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2018, Ms. Schlaeppi has been a director of AstroNova, Inc., a Nasdaq-listed industrial company, which applies data visualization technologies to its hardware and software products for the aerospace and defense, packaging and product identification, and electronic signal data test and measurement sectors, as well as Chair of its Nominating and Governance Committee and a member of its Audit Committee. Since 2015, Ms. Schlaeppi has been a member of the External Advisory Council to the Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Ms. Schlaeppi has been recognized as Directorship Certified by the National Association of Corporate Directors (“NACD”) in 2022 and, from 2017 to 2022, has been recognized annually as a Board Leadership Fellow by the NACD. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at Global Enterprise Technologies, Passport & ID, a high-security document printing solutions provider and systems integrator from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 until its sale in 2007. From 1999 to 2006, Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998 Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. The Company believes that Ms. Schlaeppi’s extensive experience in life sciences, as well as international business and corporate governance, qualify her to serve on the Company’s Board of Directors.

In light of her prior experience with audit-, risk- and governance-related matters, the Board also appointed Ms. Schlaeppi to the Company’s Audit Committee.

The Company entered into an indemnification agreement with Ms. Schlaeppi in the form previously approved by the Board.

Item 9.01 —  Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.2 of Form S-1, File No. 333-202478, filed on March 3, 2015).
99.1	Press release dated November 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information included in Item 2.02 herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 10, 2022	OpGen, Inc.

	By:	/s/ Albert Weber
		Name:	Albert Weber
		Title:	Chief Financial Officer